SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Ideal Accents, Inc.
             (exact name of registrant as specified in its charter)

                Florida                                65-0888146
                -------                                ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

           10200 W. Eight Mile
           Ferndale, MI  48220                            48220
           ------------  -----                            -----
 (Address of principal executive offices)               (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|


Securities  Act  registration  statement file number to which this form relates:
333-86266

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered     Name of each exchange on which
                                            each class is to be registered
---------------------------------------     ------------------------------
Common Stock, Par Value $0.001 per share    The Over-The-Counter Bulletin Board



Securities to be registered pursuant to section 12 (b) of the Act:

                                      None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         On April 15, 2002, the Registrant filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (File No. 333-86266) (the "Registration Statement"). On April 29, 2002, the Registrant filed with the SEC Amendment No. 1 to the Registration Statement. On August 23, 2002, the Registrant filed with the SEC Amendment No. 2 to the Registration Statement. On September 4, 2002, the Registrant filed with the SEC Amendment No. 3 to the Registration Statement. On January 30, 2003, the Registrant filed with the SEC Amendment No. 4 to the Registration Statement. On April 22, 2003, the Registrant filed with the SEC Amendment No. 5 to the Registration Statement. On June 17, 2003, the Registrant filed with the SEC Amendment No. 6 to the Registration Statement. On July 23, 2003, the Registrant filed with the SEC Amendment No. 7 to the Registration Statement. On August 21, 2003, the Registrant filed with the SEC Amendment No. 8 to the Registration Statement. On September 16, 2003, the Registrant filed with the SEC Amendment No. 9 to the Registration Statement. On September 25, 2003, the Registrant filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, the Prospectus dated September 22, 2003 (the "Prospectus"). The Prospectus is incorporated herein by reference to the extent set forth below.

Item 1.  Description of Registrant's Securities to be Registered.

         The   description  of  the  securities  to  be  registered   hereby  is
incorporated by reference to the description that appears under the caption, "DESCRIPTION OF SECURITIES" in the Prospectus.

Item 2.  Exhibits.

         1.1 Certificate of Incorporation of Ideal Accents, Inc. (formerly known as Interact Technologies, Inc. and then as Fairhaven Technologies, Inc.) dated January 21, 1999, as amended by a Certificate of Amendment of Certificate of Incorporation dated February 17, 1999, as amended by a Certificate of Amendment of Certificate of Incorporation dated December 11, 2001, as amended by a Certificate of Amendment of Certificate of Incorporation dated December 12, 2001.

         2.1 By-laws of Ideal Accents, Inc. (formerly known as Interact Technologies, Inc. and then as Fairhaven Technologies, Inc.), adopted as of March 6, 1999..

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 7, 2003


                                IDEAL ACCENTS, INC.


                                By: /s/ Karim Suleman
                                    -----------------------------
                                    Karim Suleman
                                    Exec. Vice President, Secretary, & Treasurer

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------


                               IDEAL ACCENTS, INC.


                                    EXHIBITS
                                       TO
                                    FORM 8-A

Exhibit Index.

         1.1 Certificate of Incorporation of Ideal Accents, Inc. (formerly known as Interact Technologies, Inc. and then as Fairhaven Technologies, Inc.) dated January 21, 1999, as amended by a Certificate of Amendment of Certificate of Incorporation dated February 17, 1999, as amended by a Certificate of Amendment of Certificate of Incorporation dated December 11, 2001, as amended by a Certificate of Amendment of Certificate of Incorporation dated December 12, 2001.

         2.1 By-laws of Ideal Accents, Inc. (formerly known as Interact Technologies, Inc. and then as Fairhaven Technologies, Inc.), adopted as of March 6, 1999.